EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the fourteen Registration Statements on Form S-8 (No. 33-34920, No. 33-51454, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-32294, No. 333-47461, No. 333-64984, No. 333-67493, No. 333-79099, No. 333-75145, No. 333-89458 and No. 333-101200), and in the Registration Statements on Form S-3 (No. 333-68017 and No. 333-73177) of Mattel, Inc. and its subsidiaries of our report dated January 29, 2003 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

Los Angeles, California

March 24, 2003